Exhibit 10.37

Bridgewater Bank

BOLI SUPPLEMENTARY LIFE INSURANCE BENEFIT SUMMARY

June 2021

Bridgewater Bank (the “Bank”) has obtained Bank Owned Life Insurance ("BOLI”) for certain of the Bank’s officers, including the named executive officers of Bridgewater Bancshares, Inc. Each BOLI participant receives a supplementary life insurance benefit of $100,000 during such participant’s employment with the Bank, which benefit is to be paid to the participant’s designated beneficiary in the event of the participant’s premature death.  The premium for the supplementary life insurance is paid solely by the Bank.